UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2012

ALLIED NEVADA GOLD CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada		89521
(Address of principal executive offices)		(Zip Code)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 3, 2012, Allied Nevada Gold Corp. (the “Company”) held its Annual Meeting of Stockholders. At that meeting, stockholders voted on the following proposals:

1.	To elect eight directors to serve a one-year term that will expire at the next Annual Meeting of Stockholders. Each director was elected with the votes cast as follows:

Directors	For	Withheld	Broker Non-Votes
Robert M. Buchan	56,264,139	14,481,814	5,635,630
Scott A. Caldwell	66,174,258	4,571,695	5,635,630
John W. Ivany	67,966,816	2,779,137	5,635,630
Cameron A. Mingay	58,678,974	12,066,979	5,635,630
Terry M. Palmer	68,194,080	2,551,873	5,635,630
Carl Pescio	69,775,715	970,238	5,635,630
D. Bruce Sinclair	68,165,141	2,580,812	5,635,630
Robert G. Wardell	67,717,279	3,028,674	5,635,630

2.	To approve, on an advisory basis, the Company’s named executive officer compensation for fiscal 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,105,036	516,048	124,869	5,635,630

3.	Ratification of Ehrhardt Keefe Steiner & Hottman PC as the independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,060,670	295,334	25,579	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 8, 2012	Allied Nevada Gold Corp.

	By:	/s/ Scott Caldwell
Scott Caldwell
President and Chief Executive Officer